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                                                                           10(n)



                         MANAGEMENT SERVICES AGREEMENT



     This Agreement is made as of the 25th day of January, 1997 (the "Effective Date") by and between NovaCare, Inc., ("Manager") a Delaware corporation with its principal place of business at 1016 W. Ninth Avenue, King of Prussia, Pennsylvania 19406 and NovaCare Employee Services, Inc. ("NovaCare"), a Delaware corporation with its principal place of business at 2621 Van Buren Avenue, Norristown, Pennsylvania 19403.



                              W I T N E S S E T H:



     WHEREAS, Manager has expertise and resources in general administrative and business services, including finance, business development, information technology, regulatory and legal services ("Administrative Services") and in medical rehabilitation services, including worksite evaluation, injury prevention, rehabilitation provider network development and work injury rehabilitation ("Rehabilitation Services") (Administrative Services and Rehabilitation Services are hereinafter collectively referred to as "Services"),



     WHEREAS, NovaCare has decided improve service and reduce costs by taking advantage of the expertise and resources available to it from Manager; and



     WHEREAS, Manager wishes to Provide identified Administrative Services and Rehabilitation Services to NovaCare pursuant to the terms and conditions contained in this Agreement;



     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, and intending legally to be bound, the parties agree as follows:



        1.  Term and Termination.



            1.1 Initial Term. The initial term (the "Initial Term") of this Agreement shall be from January 25, 1997 through December 31, 2001, unless sooner terminated pursuant to Section 1.3 below.



            1.2 Renewal Term. This Agreement shall automatically renew for an additional one-year term (a "Renewal Term") upon the expiration of the Initial Term and each subsequent Renewal Term unless written notice of non-renewal be given by either party at least nine (9) months prior to the expiration of the Initial or any Renewal Term.

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        1.3  Termination.



             1.3.1 By Manager. Manager may terminate this Agreement upon notice to NovaCare in the event that:



                   (a) NovaCare fails to pay any sums due hereunder, and such failure continues for thirty (30) business days after written notice thereof is sent to NovaCare, certified or registered mail, return receipt requested;



                   (b) NovaCare fails at any time to procure or maintain any insurance coverage required by this Agreement;



                   (c) NovaCare fails to perform or observe any duty, obligation or covenant contained in this Agreement other than those set forth in subparagraph (a) or subparagraph (b) above, and such failure continues for ten
(10) days after written notice thereof is sent to NovaCare, certified or registered mail, return receipt requested;



                   (d) NovaCare becomes insolvent (that is, unable to pay its debts as they mature or in accordance with customary business practice) or commits an act of bankruptcy, or applies for, consents to, or acquiesces in the appointment of a trustee or a receiver for it or any of its property, or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for NovaCare or for a substantial part of its property and is not discharged within thirty days thereof, or if any bankruptcy or insolvency proceeding, or any dissolution or liquidation proceeding, is instituted by or against NovaCare and is consented to or acquiesced in by NovaCare or remains for thirty (30) days undismissed;



                   (e) there occurs the termination, cessation or liquidation of the NovaCare's business;



                   (f) any representation, warranty or statement of material fact made or furnished to Manager or Manager's representatives by or on behalf of the NovaCare, or any document, instrument or other paper submitted to Manager or Manager's representatives by or on behalf of NovaCare, is false or misleading in any material respect;



                   (g) Manager determines, and obtains an opinion of counsel to the effect, that all or a substantial portion of its receipts hereunder are or will become subject to a sales, value added, gross receipts or similar tax in a particular jurisdiction as to which it exercises its right to terminate;



                   (h) there occurs a Change in Control of NovaCare.



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          For purposes of this Agreement, a Change in Control of NovaCare shall be deemed to have occurred if:



          (i) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), either (x) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of NovaCare having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or (y) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of NovaCare having a right to vote in elections of directors; or



          (ii) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of NovaCare; or



          (iii) all or substantially all of the business and/or assets of NovaCare are disposed of by NovaCare to a party or parties other than a subsidiary or other affiliate of NovaCare, pursuant to a partial or complete liquidation of NovaCare, sale of assets (including stock of a subsidiary of NovaCare) or otherwise.



          For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of NovaCare who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then if office.



     1.3.2 By NovaCare. NovaCare may terminate this Agreement upon notice to Manager in the event that:



          (a) Manger becomes insolvent (that is, unable to pay its debts as they mature or in accordance with customary business practice) or commits an act of bankruptcy, or applies for, consents to, or acquiesces in the appointment of a trustee or a receiver for it or any of its property, or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for Manager or for a substantial part of its property and is not discharged within thirty days thereof, or if any bankruptcy or insolvency proceeding, or any dissolution or liquidation proceeding, is instituted by or against Manager and is consented to or acquiesced in by Manager or remains or thirty (30) days undismissed;



          (b) there occurs the termination, cessation or liquidation of Manager's business;



          (c) any representation, warranty or statement of material fact made or furnished to NovaCare or NovaCare's representatives by or on



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behalf of Manager, or any document, instrument or other paper submitted to
NovaCare or NovaCare's representatives by or on behalf of Manager, is false or misleading in any material respect; or



                   (d) Manager fails to perform or observe any material duty, obligation or covenant contained in this Agreement, and such failure continues for ten (10) days after written notice thereof is sent to Manager, certified or registered mail, return receipt requested;



             1.3.3 Automatic Termination. This Agreement shall terminate automatically upon the expiration or earlier termination of the Subscriber Services Agreement of even date herewith between the parties hereto.



        2. Fees.



           2.1 Amount of Fees. For services rendered hereunder, NovaCare shall pay to Manager Manager's direct costs of providing such services, including salaries of Manager's employees providing such services and out-of-pocket expenses associated with providing such services.



           2.2 Payment of Fees. Fees provided for under Section 2.1 above shall be invoiced monthly after services have been delivered. NovaCare shall pay such invoices within thirty days after receipt.



        3. Services.



           Manager shall advise NovaCare of its Services capabilities. NovaCare may request access to Services for use in connection with its business. Manager shall make Services available to NovaCare as reasonably requested, consistent with Manager's own business needs. Manager shall not be in breach of this Agreement for failure to make Services available to NovaCare if, in Manager's reasonable judgement, such Services cannot be made available without adversely affecting Manager's business, provided that Manager shall make reasonable efforts to accommodate NovaCare's requests.



        4. Insurance. During the Initial Term of this Agreement and any Renewal Term, NovaCare shall obtain and maintain general liability insurance, and cause its insurance carrier to issue a Certificate of Insurance evidencing same to Manager, naming Manager as an additional named insured and allowing not less than thirty (30) days' notice of cancellation or material change. The minimum requirement shall be One Million Dollars ($1,000,000) combined single limit, Three Million Dollars ($3,000,000) aggregate limit, including, but not limited to, where applicable, premises, operations, products, completed operations, contract and broad form property damage, independent contractors, personal injury, host liquor, and full liquor liability.


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        5. Miscellaneous.



           5.1 Third Party Rights. This Agreement is intended solely for the mutual benefit of the parties hereto and does not create any rights of any kind in a third party. Manager reserves the right and from time to time to assign its rights, duties and obligations hereunder to any affiliate, provided that Manager shall guarantee the performance and liability of any such affiliate.



           5.2 Integration. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter.



           5.3 Waiver. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof, nor prejudice either party as regards to any subsequent action.



           5.4 Governing Law. This Agreement shall be subject to the laws of the Commonwealth of Pennsylvania.



           5.5 Dispute Resolution.



               5.5.1 Arbitration. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably settled through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be resolved exclusively by binding arbitration, which shall be conducted by a single arbitrator in the Philadelphia, PA area, in accordance with the J-A-M-S/ENDISPUTE Streamlined (in the case of a dispute within the scope of the Streamlined Rules and Procedures) or Comprehensive Arbitration Rules and Procedures (the "Rules"). The parties agree that notwithstanding anything to the contrary contained in the Rules, the arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.



               5.5.2 Procedure. It is agreed that if any party shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than twelve (12) months after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. The parties shall bear equally all costs of said arbitration (other than their own attorney's fees and costs). The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all



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other legal, equitable (except as provided in 11.5.3. below) or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought.



        5.5.3. Equitable Relief. The parties recognize that irreparable injury may result from a breach of this Agreement and that money damages may be inadequate to fully remedy the injury. Therefore, either party may, in any such instance, seek and obtain from a court of competent jurisdiction one or more preliminary or permanent orders designed to maintain the status quo ante pending arbitration by (i) restraining and enjoining any act that would constitute a breach or (ii) compelling the performance of any obligation that, if not performed, would constitute a breach. Any relief awarded under this paragraph shall be dissolved upon issuance of the Arbitrator's decision and order.



        5.6 NovaCare Intellectual Property Rights. NovaCare shall own any and all intellectual property rights incident to any and all process, products, inventions and discoveries that are created or invented by an Employee of Manager who was directed by NovaCare to create or develop such process, product, discovery or invention. NovaCare shall bear any and all costs associated with any copyrights, trademarks or patents that NovaCare chooses to obtain to protect NovaCare's intellectual property rights.



        5.7 Severability. Should any term, warranty, covenant, condition, or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in force and shall stand as if the unenforceable part did not exist. The captions in this Agreement are provided for convenience only and are not part of the terms and conditions of this Agreement.



        5.8 Modification and Implementation. Any modifications to this Agreement must be in writing and executed by NovaCare and Manager to be enforceable.



        5.9 No Partnership. Nothing set forth herein shall be deemed to create a partnership or joint venture between Manager and NovaCare and no fiduciary duty shall arise from the relationship created herein.



        5.10 Counterparts. This Agreement may be signed in one or more counterparts, each of which when executed shall be deemed an original and together shall constitute one and the same instrument.



        5.11 Intention of the Parties. The intention of the parties with respect to allocation between them of rights, duties and obligations is as set forth in this Agreement. To the extent that the law of any state requires a different form of



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agreement to effect the intention of the parties, the parties agree to negotiate in good faith and to execute separate agreements applicable to such state.





NOVACARE, INC.                            NOVACARE EMPLOYEE
                                          SERVICES, INC.




/s/ Timothy E. Foster  January 25, 1997   /s/ Loren J. Hulber  January 25, 1997
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Signature              Date               Signature            Date

Timothy E. Foster                         Loren J. Hulber
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Printed or Typed Name                     Printed or Typed Name

President                                 President
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Title                                     Title





Management Services








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